Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Elena Khoziaeva, President and Principal Executive Officer of Bridgeway Funds, Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 2, 2026	/s/ Elena Khoziaeva
Elena Khoziaeva, President and Principal Executive
Officer
(principal executive officer)

I, Deborah L. Hanna, Treasurer and Principal Financial Officer of Bridgeway Funds, Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 2, 2026	/s/ Deborah L. Hanna
Deborah L. Hanna, Treasurer and Principal
Financial Officer
(principal financial officer)